June 2, 2006

Berry Petroleum Company
5201 Truxtun Avenue, Suite 300
Bakersfield, California 93309-0640

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion by reference of our “Appraisal Report as of December 31, 2005 on Certain Properties owned by Berry Petroleum Company,” “Appraisal Report as of December 31, 2004 on Certain Properties owned by Berry Petroleum Company,” and “Appraisal Report as of December 31, 2003 on Certain Properties owned by Berry Petroleum Company,” (the Reports) relating to the proved oil and gas reserves of Berry Petroleum Company (the Company), to the information derived from the Reports, and to the reference to DeGolyer and MacNaughton as experts under the heading “Experts” in the Form S-3 registration statement dated on or about June 2, 2006, and any amendments thereto filed by the Company and in the associated prospectus to which the registration statement relates.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON